  Exhibit 10.21
FOURTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Second Amended and Restated Loan and Security Agreement is entered into as of September 7, 2018 (the “Amendment”), by and between AVIDBANK (“Bank”), LIGHTPATH TECHNOLOGIES, INC. (“Parent”) and ISP OPTICS CORPORATION (“ISP”). Parent and ISP are each also referred to as a “Borrower” and together as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 21, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 20, 2017, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 16, 2018 and that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 11, 2018 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           Borrowers acknowledge that there is an existing and uncured Event of Default arising from Borrowers’ failure to comply with Section 6.9(a) of the Agreement with respect to the Fixed Charge Coverage Ratio measured on June 30, 2018 (the “Covenant Default”). Subject to the conditions contained herein and performance by Borrowers of all of the terms of the Agreement after the date hereof, Bank waives the Covenant Default. Except as otherwise provided in the foregoing sentence, Bank does not waive Borrowers’ obligations under such section after the date hereof, and Bank does not waive any other failure by Borrowers to perform their Obligations under the Loan Documents.

2.           The following is added as a new Section 4.5 to the end of Section 4 of the Agreement:

4.5
Pledge of Cash Collateral. For so long as the Term II Loan is outstanding, One Million Dollars ($1,000,000) of Borrowers’ cash maintained at Bank (the “Cash Collateral”) is hereby pledged to Bank as specific Collateral to secure Borrowers’ Obligations. Borrowers authorize Bank to hold Cash Collateral in pledge and to decline to honor any withdrawals thereon or any request by Borrowers or any other Person to pay or otherwise transfer any part of the Cash Collateral. On the date of Bank’s receipt of evidence satisfactory to Bank that the Fixed Charge Coverage Ratio has been least 1.15 : 1.00 for two consecutive calendar quarters, and as long as no Event of Default has occurred that is continuing on such date, the Cash Collateral shall be released from the foregoing restrictions and pledge.

3.           Section 6.9(a) of the Agreement is amended and restated in its entirety to read as follows:

(a)
Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.00, measured at the end of each calendar quarter beginning with the quarter ending on September 30, 2018 on a rolling twelve (12) month basis. For so long as the Cash Collateral is pledged to Bank pursuant to Section 4.5, solely for purposes of calculating Borrowers’ compliance with the foregoing sentence, the amount used to calculate clause (i) of subsection (b) of the definition of the Fixed Charge Coverage Ratio (with respect to the scheduled principal and interest payments to be made to Bank with respect to the Term II Loan) shall be calculated as if the outstanding principal amount of the Term II Loan is $1,000,000 less than the actual outstanding principal amount of the Term II Loan.

4.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.           Borrowers represent and warrant that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

7.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           payment of a waiver fee in the amount of $7,500 plus all Bank Expenses incurred through the date of this Amendment; and

(c)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWERS:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ J. James Gaynor

Name: J. James Gaynor

Title: President and Chief Executive Officer

ISP OPTICS CORPORATION

By: /s/ J. James Gaynor

Name: J. James Gaynor

Title: President and Chief Executive Officer

BANK:

AVIDBANK

By: /s/ Lawrence F. LaCroix

Name: Lawrence F. LaCroix

Title: Executive Vice President